
                                                     EXHIBIT 11.1
                                            ESPEY MFG. & ELECTRONICS CORP.
                                        Computation of per Share Net Income as
                                         Disclosed in Item 14 of Form 10-KSB

                                                                  Five years ended June 30,

                                             2006            2005            2004           2003             2002
                                        -------------   -------------   -------------   -------------   -------------
Computation of net income
     per share:

         BASIC
         Weighted average
         number of primary
         shares outstanding .........       2,012,761       2,021,234       2,027,326       2,050,400       2,061,112
                                        =============   =============   =============   =============   =============

Net income ..........................   $   1,558,016   $     978,920   $     960,826   $     964,700   $     545,754
                                        =============   =============   =============   =============   =============


Per share-basic .....................   $         .77   $         .48   $         .48   $         .47   $         .27
                                        =============   =============   =============   =============   =============

         DILUTED
         Weighted average
         number of primary
         shares outstanding .........       2,049,455       2,043,208       2,044,688       2,055,372       2,069,808
                                        =============   =============   =============   =============   =============

         Net effect of
         dilutive stock
         options based on
         treasury stock
         method .....................          36,694          21,974          17,362           4,972           8,696
                                        =============   =============   =============   =============   =============

Net income ..........................   $   1,558,016   $     978,920   $     960,826   $     964,700   $     545,754
                                        =============   =============   =============   =============   =============

Per share-diluted ...................   $         .76   $         .48   $         .47   $         .47   $         .27
                                        =============   =============   =============   =============   =============

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